EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158499, No. 333-142145, No. 333-127579, No. 333-54880 and No. 333-52730) of Resources Connection, Inc. of our report dated July 24, 2012 relating to the financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Irvine, California

July 28, 2014